Consent of Independent Accountants





The Board of Directors
Structural Dynamics Research Corporation:


   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 33-20774, 33-22136,
33-40561, 33-41671, 33-58701 and 33-72328) of Structural Dynamics
Research Corporation of our report dated January 13, 1995, appearing in Item 8 of this Form 10-K/A.

/s/ Price Waterhouse LLP

Price Waterhouse LLP
Cincinnati, Ohio
May 10, 1996